PROMISSORY NOTE

U.S. $886,900.00                                            April 14, 1998

            FOR VALUE RECEIVED, the undersigned, Helms Management Corp. (the "Maker"), HEREBY PROMISES TO PAY to the order of North Atlantic Trading Company, Inc. (together with any successor in interest or assignee thereof, the "Payee") at its offices located at 257 Park Avenue South, New York, New York, 10010-7304, or at such other place as Payee or any holder hereof may from time to time designate to Maker in writing, in immediately available funds the principal sum of eight hundred eighty-six thousand nine hundred dollars United States dollars ($886,900.00), plus accrued interest as provided herein, in lawful money of the United States, in accordance with the terms hereafter set forth.

            The principal amount of this note represents (i) the principal and accrued interest owed pursuant to that certain Promissory Note dated April 26, 1988 between Helms Management Corp. and National Tobacco Company, L.P. ("National Tobacco"), which was assigned to the Payee as of the date hereof (the "First Subscription Note"), (ii) the principal and accrued interest owed pursuant to that certain Promissory Note dated December 15, 1988 between Helms Management Corp. and National Tobacco, which was assigned to the Payee as of the date hereof (the "Second Subscription Note") and (iii) a new loan in the amount of $766,686.30 made to cover certain income tax liabilities of the Maker. Upon execution of the Promissory Note, the First Subscription Note and the Second Subscription Note shall be canceled.

            Interest shall accrue on the unpaid principal balance hereof at the fixed rate equal to six and one-half percent (6.5%) per annum from the date hereof until paid in full and shall be payable in cash on each anniversary of the date hereof. The outstanding principal amount of this Note, together with all accrued and unpaid interest thereon shall, unless sooner accelerated, be due and payable in full on March 31, 2003 or on the following business day if any such date is not a business day. Interest hereunder shall be computed on the basis of the actual number of days elapsed over the period of a 365-day year. Maker hereby waives diligence, demand, presentment, protest and notice, and assents to extensions of time of payments, releases, surrender or substitution of security, or forbearance or other indulgence, without notice.

            All payments shall be applied first to accrued and unpaid interest hereunder and then to the principal balance hereof. If the Maker shall default in the punctual payment of any sum payable hereunder whether or not notice of such default is given, then: (i) all amounts outstanding under this Note shall become immediately due and payable without any further notice by Payee; and (ii) the unpaid principal balance outstanding at such date shall bear interest at the rate equal to eight and one-half percent (8.5%) per annum; provided, however, that in no case shall the rate of interest exceed the maximum amount permitted by applicable law. The rights and remedies referred to above shall be cumulative, nonexclusive and enforceable alternatively, successively and concurrently. Maker acknowledges and agrees that its obligation to pay principal

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and interest hereunder shall not be subject to any counterclaims, offsets or defenses against Payee or any holder of this Note that are presently existing or which may arise in the future.

            This Note may be prepaid at any time, in whole or in part, at Maker's option, and shall become due and payable in full (i) upon any sale, transfer, redemption, assignment, hypothecation, pledge or other disposition of all or any part of the shares of common stock of the Payee held by the Maker except for transfers to a living trust for the benefit of any or all of the Maker's spouse or descendants or to a deceased Maker's executors, legal heirs, devisees, administrators or testamentary trustees and beneficiaries, or transfers pursuant to which the Payee agrees to waive its right to such prepayment, or (ii) within sixty (60) days after termination of Maker's employment with the Payee or any of its subsidiaries. Any prepayment shall be made without premium or penalty, and any such prepayment shall be applied and credited first to any accrued and unpaid interest hereunder to the date of such prepayment and the balance, if any, to the reduction of the principal amount hereof.

            If, after the due date for the payment of any principal or interest hereunder, this Note is referred to an attorney for collection, Maker shall be liable for attorneys' fees and expenses and other expenses and costs of collection.

            Maker hereby irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York in connection with any action or proceeding arising out of or related to this Note.

            THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, AND SHALL BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF MAKER AND SHALL INURE TO THE BENEFIT OF PAYEE, ITS SUCCESSORS, ENDORSEES AND ASSIGNS.

            This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged. No extension of the date on which payment is due shall be effective unless signed by Payee.

            If any term or provision of this Note shall be invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected.


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            IN THE EVENT OF ANY LITIGATION WITH RESPECT TO THIS NOTE, MAKER
WAIVES (TO THE EXTENT PERMITTED BY LAW) THE RIGHT TO A TRIAL BY JURY, ALL RIGHTS OF SET-OFF AND RIGHTS TO INTERPOSE COUNTERCLAIMS AND CROSS-CLAIMS (UNLESS SUCH SET-OFF, COUNTERCLAIM OR CROSS-CLAIM COULD NOT, BY REASON OF ANY APPLICABLE FEDERAL OR STATE PROCEDURAL LAWS, BE INTERPOSED, PLEADED OR ALLEGED IN ANY OTHER ACTION) AND THE DEFENSES OF FORUM NON CONVENIENS AND IMPROPER VENUE.




                                            HELMS MANAGEMENT CORP.

                                            By: /s/ Thomas F. Helms, Jr.
                                               ------------------------------
                                            Name: Thomas F. Helms, Jr.
                                            Title: President











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